UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LOGISTIC PROPERTIES OF THE AMERICAS

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	N/A
(State or Other Jurisdiction	(IRS Employer
of Incorporation)	Identification No.)

Plaza Tempo, Edificio B
Oficina B1, Piso 2
San Rafael de Escazú,
San José, Costa Rica
+506 2204 7020	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.0001 per share	NYSE American

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-275972

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1 Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Logistic Properties of the Americas (the “Registrant”). The description of the Ordinary Shares set forth under the heading “Description of Pubco Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form F-4 (File No. 333-275972), initially filed with the Securities and Exchange Commission on December 8, 2023, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2 Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE American, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2024

LOGISTIC PROPERTIES OF THE AMERICAS

By:	/s/ Esteban Saldarriaga
Name:	Esteban Saldarriaga
Title:	Chief Executive Officer

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